Registration No. 333-238774

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MID-SOUTHERN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Indiana	82-4821705
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 North Water Street, Salem, Indiana	47167
(Address of principal executive offices)	(Zip Code)

9
Mid-Southern Bancorp, Inc. 2019 Equity Incentive Plan
(Full title of the plan)

Alexander G. Babey	Copies to:
President & CEO	Steven Lanter, Esq.
Mid-Southern Bancorp, Inc.	Luse Gorman, PC
300 North Water Street	5335 Wisconsin Ave. N.W. Suite 780
Salem, Indiana 47167	Washington, DC 20015
(812) 883-2639
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ◻	Accelerated filer ◻	Non-accelerated filer ☒
Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

DEREGISTRATION OF SHARES

Mid-Southern Bancorp, Inc. (the “Company”) is a savings and loan holding company, and the class of securities to which this Registration Statement on Form S-8 (File No. 333-238774) (the “Registration Statement”) relates is held by fewer than 1,200 shareholders of record. The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of common stock, $0.01 par value, of the Company, and related stock options therefor, registered under the Registration Statement that remain unissued under the Mid-Southern Bancorp, Inc. 2019 Equity Incentive Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Indiana, on August 14, 2023.

MID-SOUTHERN BANCORP, INC.

Date: August 14, 2023	/s/ Alexander G. Babey
Alexander G. Babey
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By:	/s/ Dana J. Dunbar	By:	/s/ Alexander G. Babey
	Dana J. Dunbar		Alexander G. Babey
	Chairman of the Board of Directors		President and Chief Executive Officer
Director
(Principal Executive Officer)

Date: August 14, 2023		Date: August 14, 2023

By:	/s/ Robert W. DeRossett	By:	/s/ Larry R. Bailey
	Robert W. DeRossett		Larry R. Bailey
	Chief Financial Officer		Director
(Principal Financial and Accounting Officer)

Date: August 14, 2023		Date: August 14, 2023

By:	/s/ Trent L. Fisher	By:	/s/ James O. King, III
	Trent L. Fisher		James O. King, III
	Director		Director

Date: August 14, 2023		Date: August 14, 2023

By:	/s/ Eric A. Koch	By:	/s/ Kermit A. Lamb
	Eric A. Koch		Kermit A. Lamb
	Director		Director

Date: August 14, 2023		Date: August 14, 2023

By:	/s/ Brent A. Rosenbaum
Brent A. Rosenbaum
Director

Date: August 14, 2023